Exhibit 10.16

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution copy

RESEARCH USE ONLY AFFINITY REAGENT SUPPLY AGREEMENT

This Research Use Only Affinity Reagent Supply Agreement (“Agreement”) is effective September 30th, 2021, (“Effective Date”), by and between Abcam Inc., a Massachusetts corporation, having its offices at One Kendall Square, Ste. B2304, Cambridge, MA 02139 (“Abcam”), and Alamar Biosciences, a company duly organized and existing under the laws of Delaware with offices at 46421 Landing Parkway, Fremont, CA 94538 (“Alamar”).

BACKGROUND

This Agreement sets forth the terms under which Alamar can order the supply of antibodies from Abcam for Alamar’s commercialization in research use only products.

Abcam and Alamar, each, a “Party” and collectively, the “Parties” agree as follows:

1. DEFINITIONS

In this Agreement the following terms, when capitalized, shall have the following meanings:

1.1 “Affiliate(s)” means any person that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement; each of the words “control” or “controlled” as used in this clause shall mean ownership of any such person which is more than fifty percent (50%) of the shares, or the right to elect the majority of the board of directors or such other similar governing body.

1.2 “Affinity Reagent” means an antibody or other affinity reagent produced by Abcam and provided to Alamar pursuant to this Agreement, whether produced by: (a) a reagent source (e.g. a hybridoma); or (b) expression in vitro by bacteria, yeast or other hosts; Affinity Reagent shall also include all derivatives of such antibodies including antibody fragments (including ScFv, Fab, CDR Loops, CDR grafts, dAb and nanobody fragments), including cDNA/cDNA sequences and related products derived from the peptide sequences of the heavy or light chain proteins of such antibodies and fragments thereof, as described in Exhibit A, which Exhibit A may be amended from time to time by agreement of the Parties to include additional Affinity Reagents.

1.3 “Alamar Kit” means any product or service offered by Alamar to Third Parties, where such product or service contains an Affinity Reagent or consumes an Affinity Reagent (each, respectively, a “Product Kit” and a “Service Kit”).

1.4 “Applicable Laws” means all national, supra-national, federal, state, local, foreign or provincial laws, rules, regulations, case law, as well any guidance, guidelines and requirements of any regulatory authorities and any industry codes of practice in effect from time to time applicable to the activities performed under this Agreement and the handling of products in any relevant territory, including any relevant environmental, health and safety laws and regulations.

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1.5 “Commercial Purposes” means, with respect to an Affinity Reagent, the sale of: (a) a product that contains or incorporates the Affinity Reagents or (b) the provision of a service that consumes or uses the Affinity Reagents, in exchange for any form of consideration.

1.6 “Confidential Information” means any and all non-public business and technical information that is disclosed by (or on behalf of) one Party to the other Party in connection with this Agreement, or that is directly derived by the other Party from such disclosed information, and shall include the terms and existence of this Agreement, future business and commercial plans, documents, data, prototypes, samples, materials, equipment, marketing, sales and/or pricing information, the identities of its customers and suppliers, manufacturing and production processes, non-public technical Specifications, formulae, patent applications and study results, in each case disclosed by one Party to the other in connection with this Agreement. Notwithstanding anything to the contrary, the Alamar Kits are Alamar’s Confidential Information, regardless of having been derived from Affinity Reagents.

1.7 “Diagnostic Field” means in vitro testing and/or analysis for the: (a) diagnosis; (b) screening; (c) prognosis; (d) detection; (e) prediction of the predisposition or future presence, severity or cause; and/or (f) on-going evaluation, of a disease or medical condition in human beings and/or animals, including as a companion diagnostic for the prediction and/or monitoring of a response to a therapeutic agent and the selection of patients for therapy. For clarity, retrospective use of the Affinity Reagents on individual patients’ samples shall be considered a use in the Research Field so long as the results of such use are neither provided to such patients nor used to affect such patients’ care.

1.8 “Disclosing Party” means, with respect to Confidential Information and materials, the Party on whose behalf such Confidential Information (or materials) is provided to the other Party.

1.9 “Fees” means all amounts payable by Alamar hereunder.

1.10 “Net Sales” means the amounts invoiced by Alamar and its Affiliates for sales of an Alamar Kit (“Sale Price”) after deductions for [***]. Net Sales do not include sales to or among Affiliates or distributors, except [***]. Notwithstanding the foregoing, the Sale Price attributable to Service Kits will be [***].

In the event one or more Alamar Kits would be sold together with one or more Third Party antibodies at a single price (such combination is hereinafter referred to as “Combination Product”), Net Sales will be calculated by subtracting the deductions provided for above from the gross receipts of Alamar and its Affiliates from the sale of each such Combination Product, and then allocating the remaining amount on a weighted basis by multiplying by the fraction A over B, where A is [***], and B is [***].

1.11 “Purchase Order” means a purchase order that Alamar submits to Abcam pursuant to Section 2.1.

1.12 “Receiving Party” means, with respect to Confidential Information (or materials), the Party who receives Confidential Information (or materials) from the other Party.

1.13 “Reporting Dates” means January 1st, April 1st, July 1st and October 1st.

1.14 “Research Field” means any lawful use other than the Therapeutic Field and/or the Diagnostic Field; it being specifically acknowledged and agreed that the Research Field includes use of products to research and develop separate products (i.e., the use of Alamar Kits to develop products that do not contain the applicable Affinity Reagent) for the Therapeutic Field and/or the Diagnostic Field (and for clarity, such separate products are not themselves royalty-bearing hereunder).

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1.15 “Specifications” means the specifications, standards and other data relating to the design, manufacture, function, labeling, packaging and storage of any of the Affinity Reagents, as specified in the online datasheet for each Affinity Reagent.

1.16 “Term” has the meaning set forth in Section 6.1.

1.17 “Testing Purposes” means to determine suitability for incorporation into Alamar Kits.

1.18 “Therapeutic Field” means using biological or chemical substances for the medical cure, treatment, or prevention of diseases of human beings or animals.

1.19 “Third Party” means any person other than a Party or its Affiliates.

2. FORECASTING; ORDERING AND SUPPLY TERMS

2.1 Forecasting. Alamar shall meet with Abcam quarterly to confirm a rolling forecast for the calendar year with the upcoming quarter’s forecast being binding. During such quarterly meeting, Abcam will inform Alamar of its manufacture and shipping times for such calendar year. Upon Alamar’s written request, Abcam shall provide a quarterly update of Abcam’s Affinity Reagent list to Alamar. Upon Alamar’s written request, and at Abcam’s sole discretion, Abcam shall prioritize shared targets of interest for addition to the development pipeline.

2.2 Purchase Orders. All Purchase Orders for any of the Affinity Reagents during the Term of this Agreement will be governed by the terms and conditions of this Agreement. All PO requests for Affinity Reagents shall be sent to [***]. Abcam may reject Purchase Orders within [***] of Abcam’s receipt of written Purchase Orders to the extent they exceed [***] of un-forecasted volumes or require un-forecasted delivery dates; failure to reject a Purchase Order within such period shall mean the Purchase Order is deemed accepted. Abcam shall otherwise accept all Purchase Orders that are issued in conformance with the terms and conditions of this Agreement. Upon acceptance of a Purchase Order, such accepted Purchase Order shall constitute a part of this contract between Alamar and Abcam. If there is a conflict of terms between the terms of this Agreement and the terms of any accepted Purchase Order for Affinity Reagents, or the terms of any order confirmation, invoice, or other document related to such Purchase Order, the terms of this Agreement shall prevail.

2.3 Delivery. Abcam shall use commercially reasonable efforts to deliver the Affinity Reagents on or before the delivery date indicated in any accepted Purchase Orders. Abcam shall package and ship the Affinity Reagents in compliance with the Specifications and its customary commercial and industry practices. The Affinity Reagents shall be delivered and title and risk of loss in any Affinity Reagents shall pass to Alamar FCA (Incoterms 2010) shipping point. Abcam shall deliver the Affinity Reagents, and related documentation and information to Alamar in accordance with Alamar’s specific routing instructions, including method of carrier to be used. Alamar shall be responsible for paying reasonable shipping and packaging charges, sales taxes, value added taxes, import duties and import customs clearance fees or other charges related to delivery of Affinity Reagents to Alamar. Transportation costs shall be borne by Alamar, except in the event of a return of rejected goods pursuant to Section 2.4.

2.4 Defects. Alamar shall promptly provide Abcam with notice (such notice may be provided by electronic mail) of any defect or non-conformance with the Specifications or terms herein of any Affinity Reagents supplied under this Agreement. In the event that any of the Affinity Reagents are defective or in non-conformance with the Specifications or terms herein, Abcam shall replace such defective or non-conforming Affinity Reagents promptly at its expense, and reimburse Alamar for any reasonable charges incurred by Alamar for shipping and/or storage, if applicable, of the defective or non-conforming shipment. If the replaced Affinity Reagents still do not comply with the Specifications, Alamar may either (a) require Abcam continue to reapply the replacement procedure above one additional time or (b) cancel the applicable Purchase Order, upon which time Abcam will grant Alamar a full refund for any amounts paid therefor.

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2.5 Certificate of Analysis. Upon written request by Alamar, Abcam shall provide a certificate of analysis for each batch of Affinity Reagents, as described in Exhibit B.

3. RESPONSIBLE USE; LICENSE; LICENSE OPTION.

3.1 Selection Responsibility. Alamar shall be solely responsible for proper selection, application, processing and use of the Affinity Reagents including their modification or incorporation into Alamar Kits.

3.2 Safe and Lawful Uses. Alamar shall comply with, handle and use the Affinity Reagents and the results of using Affinity Reagents in conformity with: (a) generally accepted good scientific practices, (b) all Applicable Laws, (c) safety precautions as may be necessary, and (d) any necessary approvals, permissions, authorizations and/or licenses as may be required for research and other intended uses, including any rights to use intellectual property rights of a Third Party.

3.3 No Reverse Engineering. Alamar shall not attempt to reverse engineer or otherwise perform any compositional or structural analyses directed to learning the methodology, formulae, sequences, processes, make-up or production of any of the Affinity Reagents or portions thereof, except as may be necessary to develop Alamar Kits.

3.4 License. Subject to the terms and conditions of this Agreement, Abcam hereby grants Alamar a non-exclusive, irrevocable (except for cause), worldwide, non-sublicensable (unless written consent is obtained from Abcam, not to be unreasonably withheld), non-transferable (except to the extent permitted by Section 9.2) license to use and fully exploit all intellectual property rights in and to the Affinity Reagents, solely in the Research Field for the purpose of developing, making, having made, using, offering to sell, selling, importing, exporting, and otherwise fully exploiting the Alamar Kits. Notwithstanding anything to the contrary, disposition of the Alamar Kits to customers and distributors is not deemed a sublicense requiring consent pursuant to the foregoing, and Alamar may do so without restriction.

3.5 Restrictions on Affinity Reagents. Alamar shall not use, nor authorize the use, of any Affinity Reagents for use in the Diagnostic Field nor the Therapeutic Field. Alamar acknowledges and agrees that Affinity Reagents are labelled for “Research Use Only”. Use of Affinity Reagents for Commercial Purposes shall be restricted to Alamar’s incorporation into Alamar Kits to be labelled and sold for “Research Use Only”. Alamar shall not resell unmodified Affinity Reagents, or individual Affinity Reagents which have not been incorporated into an Alamar Kit.

3.6 Diagnostics License Option. Upon notice from Alamar, the Parties shall agree to negotiate in good faith a separate royalty bearing license for Alamar to have the right to use the Affinity Reagents for Commercial Purposes in the Diagnostic Field.

4. FINANCIAL OBLIGATIONS

4.1 Payments and Pricing. The ordinary purchase price for the Affinity Reagents is set forth in Exhibit A and shall be reflected in each Purchase Order. Following [***], Abcam may increase the pricing [***] on an annual basis thereafter. Abcam must provide Alamar [***] days’ prior written notice of any applicable pricing increase.

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4.2 Earned Royalties. Commencing on the Effective Date and continuing thereafter, Alamar shall pay to Abcam a [***] royalty on Net Sales. For clarity, royalties shall not be due on generic reagents (i.e., those sold separately and not incorporating Affinity Reagents), Alamar’s instruments, or generic consumables sold separately (such as plates, tips, etc.).

4.3 Payment Terms. Abcam shall invoice Alamar under each Purchase Order on or after shipment. Payment terms under this Section 4.2 are net [***] days from the date Abcam’s invoice (not the subject of a good faith dispute) is received by Alamar.

4.4 Late Payments. Late payments shall bear interest at lower of the: (a) the highest rate permitted by Applicable Law, and (b) rate of [***]. The acceptance of any payment, including such interest, shall not foreclose Abcam from exercising any other right or seeking any other remedy that it may have as a consequence of the failure of Alamar to make any payment when due.

4.5 Taxes. The prices stated are exclusive of any taxes, fees, duties, licenses or levies now or hereinafter imposed upon the Affinity Reagents, storage, sale, transportation or use of the Affinity Reagents. Any taxes related to the Affinity Reagents, other than a tax measured by Abcam’s net income, shall be paid by Alamar, or in lieu thereof, Alamar shall provide an exemption certificate acceptable to the taxing authorities. All taxes shall be billed as a separate item on the invoice.

4.6 Reports and Payment. Not more than [***] days after each relevant Reporting Date, Alamar shall deliver to Abcam, a written report, in a mutually agreed to format, setting out a full accounting of the royalties and other amounts due to Abcam for the preceding calendar quarter in accordance with this Agreement, including an accounting of the total Net Sales by Alamar and its Affiliates. Each such report shall include the part numbers; quantity sold; gross sales and deductions therefrom consistent with Alamar’s standard reporting; and amount of Net Sales for each Alamar Kit sold by or for Alamar. Each such report shall be accompanied by the payment of all amounts due to Abcam for that preceding calendar quarter. All such reports and payments shall be sent to [***].

4.7 Audit. During the Term and for [***] years thereafter, Abcam shall have the right to appoint an independent certified public accountant or ex-US professional accountant equivalent to audit such books, records and other documentation of Alamar and its Affiliates relating to Net Sales and other payment obligations under this Agreement. Said books, records and other documentation shall be made available no more than [***], at reasonable times during normal business hours and upon reasonable notice to Alamar, for [***] years following the end of the calendar year to which such books, records and other documentation pertain. Should the audit lead to the discovery of a discrepancy to Abcam’s detriment, Alamar shall pay the amount of the discrepancy within [***] days of the findings of the inspection. Abcam shall pay the full cost of the inspection unless a discrepancy is greater than the lesser of: (a) [***] of sums due to Abcam during the calendar year(s) subject to such audit, or (b) [***] to Abcam’s detriment, in which case Alamar will pay the reasonable cost charged by such accountant for such inspection at the time of payment of the discrepancy. All information learned in connection with the audit is Alamar’s Confidential Information. The applicable accountant must execute a written confidentiality agreement with Alamar prior to any such audit, on a form to be provided by Alamar.

5. CONFIDENTIALITY

5.1 Restrictions on Use and Disclosure. The Receiving Party shall keep in confidence and shall use the Confidential Information of the Disclosing Party only for the purpose of performing hereunder. The Receiving Party shall apply no lesser security measures and degree of care (and in any event no less than reasonable care) to Confidential Information of the Disclosing Party than it applies to its own Confidential Information of like importance. The Receiving Party shall not disclose the Confidential

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Information of the Disclosing Party to any Third Party, other than those officers, directors, employees, agents or representatives of the Receiving Party or its Affiliates who have a need to know such Confidential Information for the purpose of performing hereunder and who are bound in writing to keep such Confidential Information confidential consistent with the obligations under this Agreement. The Receiving Party is and shall remain responsible for any breach of confidentiality by any such officers, directors, employees, agents or representatives of the Receiving Party or its Affiliates. Each Party may also disclose the terms of this Agreement to its potential investors and acquirers on a confidential basis in connection with bona fide due diligence activities. For clarity, and subject at all times to Section 9.11, which Affinity Reagents are contained in or consumed by an Alamar Kit is deemed Alamar’s Confidential Information, deemed disclosed by Alamar.

5.2 Non-Confidential Information. Confidential Information shall not include any information that: (a) the Receiving Party can reasonably demonstrate from its written records was rightfully in its possession or the possession of its Affiliates prior to receipt from the Disclosing Party, (b) the Receiving Party can reasonably demonstrate from its written records was independently developed by it or its Affiliates without use of the Confidential Information of the Disclosing Party, (c) is at the time of disclosure or becomes publicly known, through no fault of the Receiving Party or anyone to whom the Receiving Party has legitimately disclosed the same under this Agreement, (d) the Receiving Party can reasonably demonstrate from its written records was furnished to it by a Third Party without breach of a duty to the Disclosing Party. The Receiving Party may also make disclosure of Confidential Information to the extent it is required by Applicable Laws to so disclose so long as to the extent permitted by the Applicable Laws the Receiving Party notifies the Disclosing Party in writing of the requirement to disclose prior to such disclosure in order to allow the Disclosing Party a reasonable opportunity to seek an appropriate protective order or other means to protect the confidentiality of such Confidential Information.

6. TERM AND TERMINATION

6.1 Term. Unless earlier terminated, the term of the Agreement shall commence on the Effective Date and continue for a period of five (5) years thereafter (“Term”). Following the Term, the Agreement shall automatically renew for successive one (1) year periods, unless either Party provides twelve (12) months’ written termination notice to the other Party.

6.2 Termination By Abcam. Abcam may terminate the supply of Affinity Reagents on a Purchase Order-by-Purchase Order basis (in each case, in whole or in part) by written notice to Alamar if Abcam reasonably believes that the supply of any Affinity Reagent would, or would be reasonably likely to: (a) infringe the intellectual property rights or other rights of any Third Party; (b) be technically infeasible; or (c) be difficult or unreasonably costly to fulfil as a result of the relevant requirements under Applicable Law; provided, however, that in any of the foregoing cases, Abcam shall use commercially reasonable efforts to provide alternative Affinity Reagents in connection with such Purchase Order(s) at the same price as the original Affinity Reagents. Abcam will refund any amounts paid by Alamar for Purchase Orders it is unable to fulfill as a result of termination by Abcam.

6.3 Termination For Cause. Either Alamar or Abcam may terminate this Agreement immediately by written notice to the other Party, in the event that the other Party has failed to cure its breach of a material provision of this Agreement within thirty (30) days of its receipt of notice of such breach. Either Alamar or Abcam also may terminate this Agreement immediately by written notice to the other Party, if the other Party, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against it (except for involuntary bankruptcies which are dismissed within ninety (90) days) or has a receiver or trustee appointed for substantially all of its property.

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6.4 Fulfillment of Purchase Orders. Regardless of the reason for termination of this Agreement (excluding Alamar’s breach of this Agreement), Abcam will continue to fulfill any Purchase Orders accepted prior to the date of termination, even if the delivery date therefor post-dates such termination.

6.5 Return of Materials and Confidential Information. At the earlier of completion or termination of this Agreement, and except as otherwise permitted herein, each Party shall destroy, or return at the other Party’s expense and election, all materials and Confidential Information of the other Party. A Party may retain in its legal department copies of the Confidential Information of the other Party for the purpose of determining its rights and obligations hereunder. The provisions of this Section 6.5 shall not apply to copies of electronically exchanged Confidential Information made as a matter of routine information technology backup and to Confidential Information or copies thereof which must be stored by the Receiving Party according to provisions of Applicable Laws.

6.6 Survival. Termination or expiration of this Agreement will not relieve either Party of any liability which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation arising hereunder. Sections 3, 4, 5, 6.5, 6.6, 6.5, 6.6, 7.6, 7.6, 8, and 9 shall survive any termination or expiration of this Agreement, as the case may be.

6.7 Sale of Inventory. Notwithstanding the foregoing, after the expiry or termination of this Agreement (excluding Alamar’s breach of this Agreement), Alamar shall be permitted to sell its inventory of Alamar Kits, provided that Alamar continues to pay the royalties in accordance with Section 4.24.2.

7. WARRANTIES AND DISCLAIMERS

7.1 General Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date that: (a) it is a corporation duly organized, validly existing, and in good standing under Applicable Laws, (b) it has obtained all necessary consents, approvals and authorizations of all regulatory authorities and other persons required to be obtained by it in connection with this Agreement, and (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on its part.

7.2 Abcam Representations and Warranties. Abcam represents and warrants to Alamar that: (i) to the best of its knowledge, the Affinity Reagents (as delivered to Alamar) do not infringe the intellectual property rights of any Third Party; and (ii) the methods of manufacturing utilized by Abcam in generating the Affinity Reagents do not infringe the intellectual property rights of any Third Party; and (iii) Abcam has all rights necessary to grant the license set forth in Section 3.4.

7.3 No Inconsistent Agreements. Each of Abcam and Alamar further hereby represents, warrants and covenants to the other Party that during the Term it will not grant or convey to any Third Party any right, license or interest in any intellectual property that is, or would become, inconsistent with the rights and licenses expressly granted to the other Party under this Agreement.

7.4 No Debarment Nor Prohibited Payments. Each Party hereby certifies that it will not and has not employed or otherwise used in any capacity the services of any person debarred under Title 21 United States Code Section 335a in performing any Activities under this Agreement. Each Party further represents and warrants that in connection with the subject matter of this Agreement: (a) none of its employees, agents, officers or directors is a Foreign Official as defined in the U.S. Foreign Corrupt Practices Act, (b) it will not make, accept or request any payment, either directly or indirectly, of money or other assets to any Third Party where such payment would constitute violation of any Applicable Laws, including

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the U.S. Foreign Corrupt Practices Act, the UK Bribery Act of 2010, any laws implementing the U.N. Convention Against Corruption and the OECD Anti-Bribery Convention, (c) regardless of legality, it shall neither make, accept nor request any such payment for the purpose of improperly influencing the decisions or actions of any Third Party, and (d) it shall report any suspected or actual violation of this Section 7.4 to the other Party upon becoming aware of the same, to the extent it would reasonably be expected to affect the other Party, the Affinity Reagents, the Alamar Kits, or is otherwise related to the subject matter hereof.

7.5 Intellectual Property Rights Disclaimer. Alamar acknowledges and agrees that Abcam does not conduct intellectual property due diligence or so-called “freedom to operate” assessments with respect to the Affinity Reagents or Alamar’s proposed use of the Affinity Reagents. Accordingly, as between Abcam and Alamar, subject to the representations and warranties made by Abcam in this Section 7, Alamar assumes sole responsibility for any claims asserted by Third Parties against Alamar or its customers claiming that Alamar’s and/or its customers’ use, import, or possession of the Affinity Reagents constitutes an infringement or misappropriation of such Third Parties’ intellectual property rights. Abcam will promptly notify Alamar if Abcam becomes aware of any allegations that the Affinity Reagents infringe the intellectual property rights of any third party.

7.6 Disclaimers. THE REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS, IMPLIED, OR STATUTORY, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR FOR NON-INFRINGEMENT OF A PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT.

8. LIMITATIONS ON LIABILITY

8.1 LIMITATIONS. EXCEPT FOR A PARTY’S BREACH OF SECTIONS 5 OR 7, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, MULTIPLE OR OTHER SIMILAR DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES) ARISING FROM OR RELATING TO THIS AGREEMENT. EXCEPT FOR BREACHES OF SECTION 5 OR 7.2, ABCAM’S MAXIMUM LIABILITY FOR DAMAGES OF ANY KIND RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED [***].

8.2 Exceptions. Nothing in this Article 8 or any other provision of this Agreement shall exclude or limit liability for fraud or fraudulent misrepresentation. Nothing in this Agreement limits or excludes a Party’s liability: (a) for death or personal injury arising out of negligence, (b) fraud, fraudulent misrepresentation, criminal acts or the tort of deceit, or (c) where such a limitation or exclusion would be contrary to Applicable Law.

8.3 Survival; Limitation of Actions. Notwithstanding any right under any applicable statute of limitations to bring a claim, no lawsuit or other action based on or arising in any way out of this Agreement may be brought by either Party more than [***] after the complaining party becomes aware of the event giving rise to the applicable claim, suit, or action; provided, however, that the foregoing limitation does not apply to the collection of any amounts due to Abcam under the Agreement; and provided, further, that any claims asserted in good faith with reasonable specificity and in writing by notice before the applicable survival period’s expiration is not thereafter barred by the relevant period’s expiration, and these claims survive until finally resolved.

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9. MISCELLANEOUS

9.1 Affiliates. From time to time, should an Affiliate of Alamar desire to place Purchase Orders under this Agreement, then such Affiliate may, upon notice to the other Party, become a Party to this Agreement for such purpose, bound by all of its terms and conditions. Such Purchase Orders shall be counted towards any binding forecast made by Alamar (and Alamar shall remain responsible and liable for such Affiliates’ performance as if each were Alamar hereunder). Abcam may perform any of its obligations hereunder through its Affiliates but remains responsible and liable for their performance hereof as if each were Abcam hereunder.

9.2 Assignment. Neither Party may assign or transfer this Agreement as a whole, or any of its rights or obligations under it, other than to an Affiliate or a successor-in-title or-interest to substantially all of the business or assets of that Party to which this Agreement relates. Any assignment not in accordance with this Section 9.2 shall be void.

9.3 Counterparts. This Agreement may be signed in any number of counterparts (electronic transmission of scanned signatures included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After electronic transmission of scanned signatures, the Parties shall, upon one Party’s request, execute and exchange documents with original signatures.

9.4 Entire Agreement. This Agreement contains the full and complete understanding of the Parties with respect to the subject matter therefor and supersedes all the prior representations and understandings, whether oral or written. Each Party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Agreement. Other than in relation to any fraudulent misrepresentation or fraudulent concealment prior to the execution of this Agreement, each party waives any claim for breach of this Agreement or any right to rescind this Agreement in respect of any representation which is not an express provision of this Agreement.

9.5 Force Majeure. Neither Party shall have any liability or be deemed to be in breach of this Agreement for any delays or failures in performance of this Agreement that result from circumstances beyond the reasonable control of that Party. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance and when they cease to do so. The unaffected Party may terminate this Agreement immediately upon notice to the affected Party if the applicable force majeure event preventing or delaying performance continues for more than [***].

9.6 Governing Law and Jurisdiction. Regardless of where executed, any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation shall be governed by and construed in accordance with the laws of the State of Massachusetts without regard to any conflict of law provisions. The courts of Massachusetts shall have exclusive jurisdiction to deal with any such dispute, except that either Party may bring proceedings for an injunction (or other equitable relief) in any jurisdiction.

9.7 No Third Party Beneficiaries. Except as expressly set forth herein in Section 9.1, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the Parties hereto and their respective successors and assigns.

9.8 Non-Exclusive Relationship. The Parties’ relationship hereunder is non-exclusive. Abcam may enter into similar arrangements with Third Parties; Alamar also may enter into similar arrangements with Third Parties. Nothing in this Agreement will be construed as restricting either Party’s ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for such Party, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement; provided, that such Party complies with all provisions herein.

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9.9 Notice. All notices under this Agreement shall be in writing, in English, and shall be deemed to have been duly given by a party if sent by registered or certified mail, postage prepaid, or by overnight courier service, or by email with read-receipt to the attention of the Chief Executive Officer, with a courtesy copy to the attention of the Chief Legal Officer at the addresses of the respective Parties set forth in the first paragraph of this Agreement; provided, however, that a copy of all notices to Abcam shall be sent to [***].

9.10 Relationship of the Parties. The relationship of the Parties is that of independent contractors. Nothing in this Agreement creates, implies or evidences a partnership or joint venture between the Parties, or authorizes a Party to act as agent for the other.

9.11 Use of Parties’ Names. Neither Party shall make (or have made on its behalf) any oral or written public release of any statement, information, advertisement or publicity in connection with this Agreement which uses the other Party’s name, symbols, or trademarks without the other Party’s prior written approval. For clarity, Alamar may make private statements to actual and potential customers and/or partners regarding Abcam being the source of the Affinity Reagents. Notwithstanding the foregoing, in any publication, including but not limited to, a datasheet, webpage, poster, marketing collateral, email or printed marketing campaign, made by Alamar arising out of or in connection with this Agreement, Alamar shall, where applicable, agree to make reference to (i) the Affinity Reagents that are being supplied by Abcam as “RabMAb®” products and (ii) for Alamar Kits in which Affinity Reagents comprise at least [***] of the total antibody content, Abcam’s logo as set forth in a separate trademark license; provided, however, that prior to any publication, both Parties have mutually agreed to the content thereof. If Abcam does not agree to such publication, Alamar may make such publication without reference to Abcam.

9.12 Validity/Severability. If the whole or any part of any provision of this Agreement is void or unenforceable in any jurisdiction, the other provisions of this Agreement, and the rest of the unenforceable provision, will continue in force in that jurisdiction, and the validity and enforceability of that provision in any other jurisdiction will not be affected, and shall remain in full force and effect.

9.13 Waiver; Modification of Agreement. No waiver, amendment, or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Applicable Laws will constitute a waiver of that (or any other) right or remedy. No single or partial exercise of such right or remedy will preclude or restrict the further exercise of that (or any other) right or remedy.

[Confidential Information of Abcam and Alamar]	10

In witness whereof, Abcam and Alamar have executed this Agreement as of the Effective Date by their respective duly authorized representatives.

Abcam plc		Alamar Biosciences, Inc.

By:	/s/ Courtney Nicholson	By:	/s/ Tod White
Name:	Courtney Nicholson	Name:	Tod White
Title:	Sr. Director of Business Development	Title:	Chief Financial Officer

Date:	September 30, 2021	Date:	September 30, 2021

[Confidential Information of Abcam and Alamar]	11

EXHIBIT A

Affinity Reagents and Pricing

[***]

[Confidential Information of Abcam and Alamar]	12

EXHIBIT B

COA TEMPLATE

[***]

[Confidential Information of Abcam and Alamar]	13

AMENDMENT #1 TO

RESEARCH USE ONLY AFFINITY REAGENT SUPPLY AGREEMENT

This Amendment #1 (“Amendment #1”) to the Research Use Only Affinity Reagent Supply Agreement (“Agreement”) effective September 30, 2021 by and between Alamar Biosciences, a company duly organized and existing under the laws of Delaware with offices at 47071 Bayside Parkway, Fremont, CA 94538 (“Alamar”) and Abcam Inc., a Massachusetts corporation, having its offices at 152 Grove Street, Waltham, MA 02453 (“Abcam”) is effective August 25, 2023 (the “Amendment #1 Effective Date”).

Whereas, Abcam and Alamar executed the Agreement to supply Alamar with certain Abcam antibodies for Alamar’s commercialization in research use only products; and

Whereas, Abcam and Alamar wish to amend the Agreement to extend the Term and adjust the supply pricing.

Now, therefore, the Abcam and Alamar hereby agree as follows:

1. DEFINITIONS

Undefined Terms. Capitalized terms not defined in this Amendment #1 shall have the meanings ascribed to them in the Agreement.

2. FINANCIAL OBLIGATIONS

Payments and Pricing. Both Parties acknowledge and agree that the “Price Level” for [***] is hereby added to Exhibit A of the Agreement as follows:

[***]	[***]

3. TERM

Term. Both Parties acknowledge and agree that Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.1 Term. Unless earlier terminated, the term of the Agreement shall commence on the Effective Date and continue for a period of ten (10) years thereafter (“Term”). Following the Term, the Agreement shall automatically renew for successive one (1) year periods, unless either Party provides twelve (12) months’ written termination notice to the other Party.

4. MISCELLANEOUS

Miscellaneous. Except as modified by this Amendment #1, the Parties each acknowledge and agree that this Agreement remains in full force and effect, and the Parties further each ratify and affirm the Agreement as modified by this Amendment #1.

[Confidential Information of Abcam and Alamar]

In witness whereof, Abcam and Alamar have executed this Amendment #1 as of the Amendment #1 Effective Date by their respective duly authorized representatives.

Abcam plc		Alamar Biosciences, Inc.

By:	/s/ Courtney Nicholson	By:	/s/ Tod White
Name:	Courtney Nicholson	Name:	Tod White
Title:	VP, Business Development	Title:	CFO/CBO

Date:	August 27, 2023	Date:	August 25, 2023

[Confidential Information of Abcam and Alamar]

2

CONFIDENTIAL	EXECUTION VERSION

AMENDMENT #2 TO RESEARCH USE ONLY

AFFINITY REAGENT SUPPLY AGREEMENT

This Amendment #2 (“Amendment #2”) to the Research Use Only Affinity Reagent Supply Agreement effective September 30th 2021, as amended on August 25th 2023 (together with the amendment, the “Agreement”), by and between Alamar Biosciences Inc., with offices located at 47071 Bayside Parkway, Fremont, CA 94538, USA (“Alamar”) and Abcam Inc., with offices at 152 Grove Street, Suite 1100, Waltham, MA 02453 USA (“Abcam”) is effective as of the date of last signature (the “Amendment #2 Effective Date”).

Whereas, Abcam and Alamar previously entered into the Agreement whereunder Alamar agreed to receive from Abcam, and Abcam agreed to supply certain affinity reagents for Alamar’s commercialization in its research use only products; and

Whereas, pursuant to Section 3.6 of the Agreement Alamar has expressed a desire, and Abcam agrees to amend the Agreement to enable Alamar to develop and commercialize products incorporating Abcam affinity reagents in the Diagnostic Field.

Now, therefore, Abcam and Alamar hereby agree as follows:

1.	DEFINITIONS

1.1	Undefined Terms. Capitalized terms not defined in this Amendment #2 shall have the meanings ascribed to them in the Agreement.

1.2	Amendment to Definitions: The Definitions of “Affiliates” (Section 1.1), “Affinity Reagent” (Section 1.2) and “Alamar Kit” (Section 1.3) are hereby deleted and replaced as follows:

1.1 “Affiliates” means in relation to the Parties, the affiliates listed in Exhibit E, which may be updated by either Party to add or remove Affiliates of such Party at any time upon notice.

1.2 “Affinity Reagent(s)” means an antibody or other affinity reagent produced by Abcam and provided to Alamar pursuant to this Agreement, whether produced by: (a) a reagent source (e.g. a hybridoma); or (b) expression in vitro by bacteria, yeast or other hosts; Affinity Reagent shall also include all derivatives of such antibodies including antibody fragments (including ScFv, Fab, CDR Loops, CDR grafts, dAb and nanobody fragments), including cDNA/cDNA sequences and related products derived from the peptide sequences of the heavy or light chain proteins of such antibodies and fragments thereof, as described in Exhibit A (“Affinity Reagents for Commercial Purposes”). Exhibit A may be amended from time to time by agreement of the Parties to include additional Affinity Reagents (email shall suffice) and Abcam’s approval of additional Affinity Reagents proposed by Alamar shall not be unreasonably withheld or delayed.

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1.3 “Alamar Kit” means unless otherwise specified either a Research Alamar Kit or a Diagnostic Alamar Kit.

1.3	New Definitions: The following new Definitions are hereby added to the Agreement as follows:

1.20 “Diagnostic Alamar Kit” means any product or service offered by Alamar to Third Parties in the Diagnostic Field, where such product or service contains an Affinity Reagent or consumes an Affinity Reagent (each, respectively, “Product Kit” and a “Service Kit”).

1.21 “IVD” or “In Vitro Diagnostic” means a product intended for use in the diagnosis of disease or other conditions, including a determination of the state of health, in order to cure, mitigate, treat or prevent disease or sequelae, as more fully defined in 21 C.F.R. § 800 et seq.

1.22 “Quality Agreement” means the Quality Agreement between the Parties dated on or around the Amendment #2 Effective Date.

1.23 “Research Alamar Kit” means any product or service offered by Alamar to Third Parties in the Research Field, where such product or service contains an Affinity Reagent or consumes an Affinity Reagent (each, respectively, “Product Kit” and a “Service Kit”).

1.24 “Testing Purposes” shall mean internal use within the Research Field, for determination of suitability for incorporation into Alamar Kits.

2.	RESPONSIBLE USE; LICENSE, LICENSE OPTION

2.1.

Amendment to Sections 3.4, 3.5 and 3.6 of the Agreement. In recognition of Abcam’s receipt of Alamar’s notice to receive rights in the Diagnostic Field, Section 3.6 of the Agreement shall be deleted in its entirety. Additionally, Sections 3.4 and 3.5 are hereby deleted and replaced with the following:

3.4 License. Subject to the terms and conditions of this Agreement, Abcam hereby grants Alamar a non-exclusive, irrevocable (except for cause), worldwide, non-sublicensable (unless written consent is obtained from Abcam, not to be unreasonably withheld), non-transferable (except to the extent permitted by Section 9.2) license to use and fully exploit all intellectual property rights in and to the Affinity Reagents:

3.4.1 for those Affinity Reagents indicated with “YES” in the fourth (4th) column of the table in Exhibit A (entitled “Research Field”), for use solely in the Research Field for the purpose of developing, making, having made, using, offering to sell, selling, importing, exporting, and otherwise fully exploiting the Research Alamar Kits. Notwithstanding anything to the contrary, disposition of the Research Alamar Kits to customers and distributors is not deemed a sublicense requiring consent pursuant to the foregoing, and Alamar may do so without restriction.

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Confidential – Company Proprietary

3.4.2 for those Affinity Reagents indicated with “YES” in the fifth (5th) column of the table in Exhibit A (entitled “Diagnostic Field”), for use solely in the Diagnostic Field for the purpose of developing, making, having made, using, offering to sell, selling, importing, exporting, and otherwise fully exploiting the Diagnostic Alamar Kits for Commercial Purposes. Notwithstanding anything to the contrary, disposition of the Diagnostic Alamar Kits to customers and distributors (including through multiple tiers) is not deemed a sublicense requiring consent pursuant to the foregoing, and Alamar may do so without restriction.

3.5. Restrictions on Affinity Reagents. Alamar agrees and acknowledges that the Affinity Reagents, as sold by Abcam, do not qualify as IVDs under Applicable Laws (as defined below) and are not intended to be used for in vitro diagnostic examination. The Affinity Reagents are intended by Abcam for research use only, and as such are labelled “For Research Use Only”; provided the Parties acknowledge and agree that Alamar may use Affinity Reagents in Alamar Kits for Commercial Purposes as permitted hereunder. Alamar shall use all Affinity Reagents only in accordance with their labeling and this Agreement; provided, however, Abcam acknowledges and agrees that Alamar may develop and sell the Affinity Reagents for Commercial Purposes within the Diagnostic Field: (a) solely to the extent that such Affinity Reagents are further developed and incorporated into a Alamar Kit; (b) provided if Alamar incorporates an Affinity Reagent into a Alamar Kit that is an IVD or if Alamar assigns to an Affinity Reagent an intended use as an IVD or as a component of an IVD, Alamar shall be deemed the manufacturer of such component under Applicable Laws and shall be solely responsible for ensuring that such IVD or component complies with all Applicable Laws, including if applicable CE marking requirements, prior to Alamar’s use or distribution of such Affinity Reagent or Alamar Kit; (c) provided Alamar shall maintain the Abcam clone naming convention in all Alamar Kits but otherwise remove any references to Abcam’s name, registered trade name or registered trademark from the Alamar Kit; and (d) provided Abcam shall not be responsible for any use of the Affinity Reagents, including for Commercial Purposes, by Alamar, subject to Abcam’s obligations pursuant to the Quality Agreement and other representations and warranties made by Abcam pursuant to the Agreement and/or this Amendment #2. Alamar shall not: (i) reverse engineer any Affinity Reagents, (ii) publish any information that would enable such reverse engineering, or (iii) use Affinity Reagents or Alamar Kits in the Therapeutic Field. Alamar shall be solely responsible for the proper selection, application, processing and use of the Affinity Reagents. Alamar shall comply with, handle and use the Affinity Reagents, and any results generated from their use, in accordance with: (a) generally accepted good scientific practices; (b) all Applicable Laws; (c) any necessary safety precautions; and (d) any necessary approvals, permissions, authorizations and/or licenses as may be required, including any rights to use intellectual property rights of a Third Party. Alamar acknowledges and agrees that it shall not take any action which may encumber or prevent Abcam from continuing to commercialize Affinity Reagents in any way at any time.

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Confidential – Company Proprietary

3.	FORECASTING; ORDERING AND SUPPLY TERMS

3.1.	New Section 2.6. A new Section 2.6 is added to the Agreement as follows:

2.6 Quality Agreement. The Parties shall comply with their obligations under the Quality Agreement in connection with this Agreement. In the event of a conflict between the terms of this Agreement and the Quality Agreement solely with respect to any quality issue(s) relating to the Affinity Reagents, the terms of the Quality Agreement shall prevail to the extent of that conflict. In all other cases, this Agreement shall prevail in the event of any conflict.

4.	FINANCIAL OBLIGATIONS

4.1.	Amendments to Article 4: Section 4.1 (Payments and Pricing), Section 4.2 (Earned Royalties) and Section 4.6 (Report and Payment) of the Agreement are hereby deleted and replaced with the following:

4.1 Payments and Pricing. The initial purchase price for the Affinity Reagents is set forth in Exhibit C and shall be reflected in each Purchase Order. Following the initial [***] of the Term, Abcam may increase the pricing by [***] on an annual basis thereafter. Abcam must provide Alamar with [***] days’ prior written notice of any applicable pricing increase.

4.2 Earned Royalties. Commencing on the Effective Date and continuing thereafter, Alamar shall pay Abcam the following royalties on Net Sales, depending on whether the Alamar Kit is a (i) Research Alamar Kit or (ii) Diagnostic Alamar Kit.

	Alamar Kit type		Royalty Rate (% Net Sales)
1	[	***]	[	***]
2	[	***]	[	***]

For clarity, royalties shall not be due on generic reagents (i.e., those sold separately and not incorporating Affinity Reagents), Alamar’s instruments, or generic consumables sold separately (such as plates, tips, etc.).

4.6 Reports And Payment. Not more than [***] days after each relevant Reporting Date, Alamar shall deliver to Abcam (at [***]), a written report, in a mutually agreed to format, setting out a full accounting of the royalties and other amounts due to Abcam for the preceding calendar quarter in accordance with this Agreement, including an accounting of the total Net Sales by Alamar and its Affiliates. Each such report shall include the part numbers; quantity sold; gross sales and deductions therefrom consistent with Alamar’s standard reporting; and amount of Net Sales for each Research Alamar Kit and Diagnostic Alamar Kit sold by or for Alamar. Following receipt of the report Abcam shall issue an invoice for amounts due and Alamar shall pay the invoice in accordance with the payment terms in Section 4.3.

5.	EXHIBIT A

5.1.

Amendment to Exhibit A (“Affinity Reagents and Pricing”) of the Agreement. Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Exhibit A (“Affinity Reagents for Commercial Purposes in the Research Field”), attached hereto as Attachment #1.

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Confidential – Company Proprietary

6.	EXHIBIT D

6.1.	New Exhibit C. Exhibit C (“Pricing of Affinity Reagents”) is hereby added to the Agreement, attached hereto as Attachment #2.

7.	EXHIBIT E

7.1.	New Exhibit D. Exhibit D (“Affiliates”) is hereby added to the Agreement, attached hereto as Attachment #3.

8.	MISCELLANEOUS

8.1

Miscellaneous. Except as modified by this Amendment #2, the Parties each acknowledge and agree that this Agreement remains in full force and effect, and the Parties further each ratify and affirm the Agreement as modified by this Amendment #2.

[Signature Page Follows]

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Confidential – Company Proprietary

CONFIDENTIAL	EXECUTION VERSION

In witness whereof, Abcam and Alamar have executed this Amendment #2 as of the Amendment #2 Effective Date by their respective duly authorized representatives.

Abcam Inc.		Alamar Biosciences Inc.

By:	/s/ Markus Lusser	By:	/s/ Tod White
Name:	Markus Lusser	Name:	Tod White
Title:	President	Title:	President

Date:	December 8, 2025	Date:	December 8, 2025

[Confidential and Proprietary Information of Abcam and Alamar]	6

Attachment #1

EXHIBIT A

Affinity Reagents for Commercial Purposes

[***]

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Confidential – Company Proprietary

CONFIDENTIAL	EXICUTION VERSION

Attachment #2

EXHIBIT C

Pricing of Affinity Reagents

[***]

[Confidential and Proprietary Information of Abcam and Alamar]	8

Confidential – Company Proprietary

CONFIDENTIAL	EXICUTION VERSION

Attachment #3

EXHIBIT D

Affiliates

[***]

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Confidential – Company Proprietary